EXHIBIT 1(a)
Trades on July 15, 2009 by CDC IV, LLC
Table I – Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned
1. Title of Security (Instr. 3)	2. Transaction Date (Month/ Day/ Year)	2A. Deemed Execution Date, if any (Month/ Day/ Year)	3.Transaction Code (Instr. 8)		4. Securities Acquired (A) or Disposed of (D) (Instr. 3, 4 and 5)			5. Amount of Securities Beneficially Owned Following Reported Transaction(s) (Instr. 3 and 4)	6.Ownership Form: Direct (D) or Indirect (I) (Instr. 4)	7.Nature of Indirect Beneficial Ownership (Instr. 4)
			Code	V	Amount	(A)or (D)	Price
Common Stock	7/15/09		S		1,807	D	$6.0075	157,337	I	(1)
Common Stock	7/15/09		S		2,700	D	$6.0100	154,637	I	(1)
Common Stock	7/15/09		S		400	D	$6.0200	154,237	I	(1)
Common Stock	7/15/09		S		300	D	$6.0050	153,937	I	(1)
Common Stock	7/15/09		S		22,563	D	$6.000	131,374	I	(1)

(1) Elliott Associates, L.P., through its subsidiary, Manchester Securities Corp., a New York corporation (“Manchester”), has an indirect pecuniary interest in the shares of common stock of BioDelivery Sciences International, Inc. (“BDSI”), owned by CDC IV, LLC (“CDC IV”). Manchester owns a majority of the equity interest of CDC IV (but not a controlling interest). On June 4, 2009, the manager of CDC IV delegated to Manchester all of the manager’s rights and authority with respect to the investment decisions relating to the equity securities of BDSI owned by CDC IV.

EXHIBIT 1(b)
Trades on July 16, 2009 by CDC IV, LLC
Table I – Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned
1. Title of Security (Instr. 3)	2. Transaction Date (Month/ Day/ Year)	2A. Deemed Execution Date, if any (Month/ Day/ Year)	3.Transaction Code (Instr. 8)		4. Securities Acquired (A) or Disposed of (D) (Instr. 3, 4 and 5)			5. Amount of Securities Beneficially Owned Following Reported Transaction(s) (Instr. 3 and 4)	6.Ownership Form: Direct (D) or Indirect (I) (Instr. 4)	7.Nature of Indirect Beneficial Ownership (Instr. 4)
			Code	V	Amount	(A)or (D)	Price
Common Stock	7/16/09		S		2,150	D	$6.0000	129,224	I	(1)
Common Stock	7/16/09		S		805	D	$6.0200	128,419	I	(1)
Common Stock	7/16/09		S		100	D	$6.7050	128,319	I	(1)
Common Stock	7/16/09		S		11,600	D	$6.7500	116,719	I	(1)
Common Stock	7/16/09		S		1,000	D	$6.7800	115,719	I	(1)
Common Stock	7/16/09		S		10,800	D	$6.7000	104,919	I	(1)
Common Stock	7/16/09		S		1,500	D	$6.7100	103,419	I	(1)
Common Stock	7/16/09		S		1,200	D	$6.8300	102,219	I	(1)
Common Stock	7/16/09		S		500	D	$6.8100	101,719	I	(1)
Common Stock	7/16/09		S		700	D	$6.8200	101,019	I	(1)
Common Stock	7/16/09		S		22,600	D	$6.8000	78,419	I	(1)
Common Stock	7/16/09		S		10,500	D	$6.9000	67,919	I	(1)
Common Stock	7/16/09		S		4,100	D	$6.8700	63,819	I	(1)
Common Stock	7/16/09		S		6,500	D	$6.8500	57,319	I	(1)
Common Stock	7/16/09		S		400	D	$6.8600	56,919	I	(1)
Common Stock	7/16/09		S		2,600	D	$6.8800	54,319	I	(1)
Common Stock	7/16/09		S		100	D	$6.9100	54,219	I	(1)
Common Stock	7/16/09		S		800	D	$6.9400	53,419	I	(1)
Common Stock	7/16/09		S		25,000	D	$7.0000	28,419	I	(1)
Common Stock	7/16/09		S		300	D	$7.1350	28,119	I	(1)
Common Stock	7/16/09		S		700	D	$7.1400	27,419	I	(1)
Common Stock	7/16/09		S		2,300	D	$7.1600	25,119	I	(1)
Common Stock	7/16/09		S		6,647	D	$7.1200	18,472	I	(1)
Common Stock	7/16/09		S		18,472	D	$7.1100	0	I	(1)

(1) Elliott Associates, L.P., through its subsidiary, Manchester Securities Corp., a New York corporation (“Manchester”), has an indirect pecuniary interest in the shares of common stock of BioDelivery Sciences International, Inc. (“BDSI”), owned by CDC IV, LLC (“CDC IV”). Manchester owns a majority of the equity interest of CDC IV (but not a controlling interest). On June 4, 2009, the manager of CDC IV delegated to Manchester all of the manager’s rights and authority with respect to the investment decisions relating to the equity securities of BDSI owned by CDC IV.

EXHIBIT 1(c)
Trades on July 16, 2009 by The Liverpool Limited Partnership
Table I – Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned
1. Title of Security (Instr. 3)	2. Transaction Date (Month/ Day/ Year)	2A. Deemed Execution Date, if any (Month/ Day/ Year)	3.Transaction Code (Instr. 8)		4. Securities Acquired (A) or Disposed of (D) (Instr. 3, 4 and 5)			5. Amount of Securities Beneficially Owned Following Reported Transaction(s) (Instr. 3 and 4)	6.Ownership Form: Direct (D) or Indirect (I) (Instr. 4)	7.Nature of Indirect Beneficial Ownership (Instr. 4)
			Code	V	Amount	(A)or (D)	Price
Common Stock	7/16/09		S		17	D	$6.3700	175,213	I	(1)
Common Stock	7/16/09		S		9,568	D	$6.5000	165,645	I	(1)
Common Stock	7/16/09		S		2,800	D	$6.6000	162,845	I	(1)
Common Stock	7/16/09		S		555	D	$7.1200	162,290	I	(1)
Common Stock	7/16/09		S		1,460	D	$7.1600	160,830	I	(1)
Common Stock	7/16/09		S		600	D	$7.1700	160,230	I	(1)

(1) Elliott Associates, L.P. indirectly owns shares of Common Stock of BDSI through its subsidiary, The Liverpool Limited Partnership, a Bermuda limited partnership.